================================================================================
                                STATE OF FLORIDA

                              [FLORIDA STATE SEAL]

                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of HOMESIDE LENDING, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is J33658.







                                             Given under my hand and the
                                          Great Seal of the State of Florida,
                                         at Tallahassee, the Capitol, this the
                                             Third day of February, 1997



[Florida State Seal]                         /s/ Sandra B. Mortham
CR2EO22 (2-95)
                                             Sandra B. Mortham
                                             Secretary of State

================================================================================

                            ARTICLES OF INCORPORATION
                                       OF
                       BANCBOSTON MORTGAGE COMPANIES, INC.

     We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation for profit under the laws of the State of Florida under and pursuant to the following Articles of Incorporation:

                                   ARTICLE I.

     The name of the corporation shall be BancBoston Mortgage Companies, Inc.

                                   ARTICLE II.

     The general nature of the businesses to be transacted by the corporation, shall be as follows:

     (a) To buy, sell and otherwise dispose of, hold, own, improve, lease, mortgage and otherwise encumber, and to trade and deal in all kinds of real estate and any interests therein;

     (b) To buy, sell and otherwise dispose of, hold, own, manufacture, produce, export, import, mortgage, pledge, hypothecate and otherwise encumber, and to trade and deal in all kinds of personal property, either as principal or agent, upon commission or otherwise, including mortgages and deeds of trust on real property;

     (c) To acquire by subscription, purchase or otherwise, to hold for investment or resale, to mortgage, pledge, hypothecate and to sell or otherwise dispose of, and in all ways to trade and deal in and with, as principal or agent, and upon commission or otherwise, stocks, bonds, notes, debentures, mortgages, certificates of indebtedness, and other obligations and securities of individuals and of corporations, private or public, domestic or foreign, and of municipal and governmental subdivisions, agencies and authorities, and investment securities and choses in action generally; with power to issue its own securities in exchange therefor to the extent permitted by the corporation laws of the State of Florida; to collect the interest and dividends on its holdings as well as the principal thereof; to make advances upon or for the benefit of, and to do all things suitable and proper for the protection, conservation or enhancement in value of any securities, choses in action, properties or investments held by it; and to possess and exercise, with respect thereto, all of the rights, powers and privileges of individual owners or holders thereof, and to exercise any and all voting power thereon;

     (d) Without limit as to amount, to borrow money for the purposes of the corporation, to draw, make, accept, endorse, discount, execute, issue and transfer promissory notes, debentures, bills of exchange, bonds, warrants and other negotiable or transferable instruments, and to issue, sell and dispose of bonds, notes, debentures or other obligations of the corporation from time to time for any of its objects and purposes, with or without security, and, if so determined, to secure the same by mortgage, pledge, deed of trust or otherwise;

     (e) To acquire the good will, rights and property, and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities, of any person, firm, association or corporation; to pay therefor in cash, the stock, bonds, notes, debentures or other obligations of the corporation, or otherwise, or by undertaking the whole or any part of the liabilities of the transferor; to hold or in any manner dispose of the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management or such business;

     (f) To aid by loan, subsidy, guaranty, or in any other manner, any corporation, firm, syndicate, association or individual to the extent the Board of Directors deems advisable to promote the business, interests and purposes of the corporation, and any corporation whose stocks, bonds, securities or other obligations are in any manner, either directly or indirectly, held or guaranteed by the corporation; to do any and all other acts or things toward the protection, conservation or enhancement in value of any such stocks, bonds, securities or other obligations, and to do all and any acts or things designed to accomplish any such purpose;

     (g) To employ its surplus earnings or accumulated profits from time to time as its Directors may determine, to purchase or otherwise acquire, to hold or otherwise utilize, and to reissue, sell, or otherwise dispose of or turn to account, as its Directors may from time to time determine, the stocks, bonds, debentures or other securities of the corporation, to the extent permitted by law;

     (h) To have one or more offices, and to carry on its operations and to transact its business and promote its objects and purposes in any part of the world, either alone or with other individuals, firms, syndicates, partnerships, associations, corporations, authorities or other entities, without restriction as to place or amount, and to do all lawful acts and things necessary, suitable or proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers herein set forth.

     IN GENERAL, and in connection with the foregoing, the corporation shall have and may use, exercise and enjoy all the powers of like corporations conferred by the corporation laws of the State of Florida, it being expressly provided that the enumeration of the objects, powers or purposes herein above specified shall not be held to limit or restrict in any manner the objects, powers and purposes of the corporation, and that the objects, powers and purposes specified in each of the clauses of this Article shall be regarded as independent and cumulative purposes, powers and objects.

                                  ARTICLE III.

     The maximum number of shares of stock that the corporation is authorized to have outstanding at any time shall be ten thousand (10,000) shares having a par value of One Dollar ($1.00) per share, all of which shall be common stock of the same class. All stock issued shall be fully paid and nonassessable. The stockholders shall have no preemptive rights with respect to the capital stock or securities of the corporation, and the corporation from time to time may issue and sell shares of its capital stock of any class, may issue and grant rights and options to purchase shares of such capital stock and may issue and sell its bonds, notes, debentures and other securities convertible into stock of the corporation without offering such shares, rights or options to purchase shares, bonds, notes, debentures or other securities (whether now or hereafter authorized) to the stockholders then holding shares of its capital stock.

                                   ARTICLE IV.

     The corporation shall have perpetual existence.

                                   ARTICLE V.

     The street address of the initial registered office of this corporation in Florida shall be 100 West Bay Street, Jacksonville, Florida 32202 and its initial registered agent at that address shall be Thomas H. Fish. The Board of Directors may, from time to time, change the registered office and registered agent of the corporation upon notification to the proper authorities.

                                   ARTICLE VI.

     The number of the Directors of this corporation shall be not less than three (3) nor more than fifteen (15) as fixed from time to time by the provisions of the By-Laws.

                                  ARTICLE VII.

     The names and street addresses of the members of the first Board of Directors, who, subject to the provisions of the By-Laws and these Articles of Incorporation, shall hold office for the first year of the corporation's existence or until their successors are elected and have qualified, are as follows:

        Name                    Street Address
        ----                    --------------

Ira Stepanian                   100 Federal Street
                                Executive Suite H0-2-5
                                Boston, Massachusetts 02110

Edwin B. Morris, III            100 Federal Street
                                Executive Suite H0-2-2A
                                Boston, Massachusetts 02110

Alan McKinnon                   100 Federal Street
                                Finance Admin. H0-16-10
                                Boston, Massachusetts  02110

Thomas M. French, Jr.          100 West Bay Street
                               Jacksonville, Florida   32202

William R. Boling              100 West Bay Street
                               Jacksonville, Florida   32202

Stephen B. Matheson            100 West Bay Street
                               Jacksonville, Florida   32202

Joe K. Pickett                 100 West Bay Street
                               Jacksonville, Florida   32202

                                  ARTICLE VIII.

     The names and street addresses of the subscribers of these Articles of Incorporation are as follows:

           Name                 Street Address
           ----                 --------------

Robert O. Mickler               225 Water Street,
                                Suite 1400
                                Jacksonville, Florida 32202

John R. Crawford                225 Water Street,
                                Suite 1400
                                Jacksonville, Florida 32202

                                   ARTICLE IX.

     In furtherance and not in limitation of the powers conferred by statute, the following specific provisions are made for the regulation of the business and the conduct of the affairs of the corporation:

     (1) Subject to such restrictions, if any, as are herein expressed and such further restrictions, if any, as may be set forth in the By-Laws, the Board of Directors shall have the general management and control of the business and may exercise all of the powers of the corporation except such as may be by statute, or by the By-Laws as constituted from time to time, expressly conferred upon or reserved to the stockholders.

     (2) Subject always to such By-Laws as may be adopted from time to time by the stockholders, the Board of Directors is expressly authorized to adopt, alter and amend the By-Laws of the corporation, but any By-Law adopted, altered or amended by the

Directors may be altered, amended or repealed by the stockholders.

     (3) The corporation shall have such officers as from time to time may be provided in the By-Laws and such officers shall be designated in such manner and shall hold their offices for such terms and shall have such powers and duties as may be prescribed by the By-Laws or as may be determined from time to time by the Board of Directors subject to the By-Laws.

     (4) No Director or officer of this corporation shall, in the absence of fraud, be disqualified by his office from dealing or contracting with this corporation either as vendor, purchaser or otherwise, nor, in the absence of fraud, shall any contract, transaction or act of this corporation be void or voidable or affected by reason of the fact that any such director or officer, or any firm of which any such director or officer is a member or an employee, or any corporation of which any such director or officer is an officer, director, stockholder or employee, has any interest in such contract, transaction or act, whether or not adverse to the interest of this corporation, even though the vote of the director or directors or officer or officers having such interest shall have been necessary to obligate this corporation upon such contract, transaction or act; and no director or directors or officer or officers having such interest shall be liable to this corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract, transaction or act; nor shall any such director or directors or officer or officers be accountable for any gains or profits realized thereon.

                                   ARTICLE X.

     This corporation reserves the right to amend, alter, change or repeal any provisions contained herein in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, we, the undersigned subscribing incorporators, have hereunto set our hands and seals for the purpose of forming this corporation under the laws of the State of Florida, and we hereby make, subscribe, acknowledge and file in the office of the Secretary of State of the State of Florida these Articles of Incorporation and certify that the facts herein stated are true, all on this 2nd day of September, 1986.

                                             /s/ Robert O. Mickler      (SEAL)
                                             --------------------------
                                             Robert O. Mickler

                                             /s/ John R. Crawford       (SEAL)
                                             --------------------------
                                             John R. Crawford

STATE OF FLORIDA     )

                     )

COUNTY OF DUVAL      )

     Before me personally appeared this day Robert O. Mickler and John R. Crawford, the parties to the foregoing Articles of Incorporation, each to me well known and to me known to be the individuals described in and who executed the foregoing Articles of Incorporation, and they severally acknowledged before me that they each made, subscribed and acknowledged the foregoing Articles of Incorporation as their several voluntary act and deed and that the facts set forth therein are true and correct.

     WITNESS my hand and official seal on this 2nd day of September, 1986.


                              /s/ Brenda C. Farmer
                              ---------------------------------
                              Notary Public, State of Florida
                              at Large
                              My commission expires:_________

                                   (Notarial Seal}

                         ACCEPTANCE BY REGISTERED AGENT

     Having been named to accept service of process for BancBoston Mortgage Companies, Inc., a Florida corporation, at the place designated in the Articles of Incorporation of said corporation, I hereby accept such appointment and agree to act in this capacity, and agree to comply with the provisions of law relating to keeping said office open. I further acknowledge acceptance of the obligations imposed upon registered agents by section 607.325, Florida Statutes


                                             /s/ Thomas H. Fish
                                             -----------------------------
                                                  Registered Agent

                         CERTIFICATE AS TO AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                      BANCBOSTON MORTGAGE COMPANIES, INC.
                      -----------------------------------

     We, Thomas M. French, Jr. and Thomas H. Fish, hereby certify that we are the President and Secretary, respectively, of BancBoston Mortgage Companies, Inc., a Florida corporation. We further certify that the following resolution relating to the amendment of the Articles of Incorporation of said corporation was unanimously approved and adopted by the stockholder of this corporation by consent on April 21, 1987, and was unanimously approved and adopted by the directors of said corporation at a meeting of the directors duly called and held on April 21, 1987:

                    BE IT RESOLVED, that, effective immediately,
               Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                   "Article I.

               "The name of the corporation shall be BancBoston
               Mortgage Corporation."

     IN WITNESS WHEREOF, we have executed this certificate as President and Secretary, respectively, of BancBoston Mortgage Companies, Inc., a Florida corporation, and have caused the same to be sealed with the corporate seal this 2lst day of April, 1987.


                                        /s/ Thomas M. French
                                        ---------------------------------------
                                        As President of BancBoston Mortgage
                                        Companies, Inc.

[BancBoston Corporate Seal]             /s/ Thomas H. Fish
                                        ---------------------------------------
                                        As Secretary of BancBoston Mortgage
                                        Companies, Inc.



STATE OF  FLORIDA                                   .
         ----------
COUNTY OF  DUVAL
          ---------

     I HEREBY CERTIFY that on this day before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Thomas M. French, Jr. and Thomas H. Fish, to me known to be the persons described in and who executed the foregoing certificate as President and Secretary, respectively, of BancBoston Mortgage Companies, Inc., the corporation named therein, and personally acknowledged to and before me that they executed the same as the act and deed of said corporation.

     WITNESS my hand and official seal in said County and State this 21st day of April, 1987.

                                        /s/????????????
                                        -----------------------------------
                                        Notary Public, State and County
                                          aforesaid
                                        My commission expires: Dec. 9, 1989

                                             (Notarial Seal)

                               ARTICLES OF MERGER

                                       of

                       STOCKTON, WHATLEY, DAVIN & COMPANY
                  BANCBOSTON MORTGAGE CORPORATION OF NEW ENGLAND
                                      and
                       MORTGAGE CORPORATION OF THE SOUTH

                                  with and into

                        BANCBOSTON MORTGAGE CORPORATION


     1. BancBoston Mortgage Corporation, a Florida corporation, Stockton, Whatley, Davin & Company, a Florida corporation, BancBoston Mortgage Corporation of New England, a Massachusetts corporation, and Mortgage Corporation of the South, an Alabama corporation, the undersigned corporations, each being validly and legally formed under the laws of the respective states designated above, have adopted a Plan of Merger.

     2. The names of the constituent corporations are BancBoston Mortgage Corporation, Stockton, Whatley, Davin & Company, BancBoston Mortgage Corporation of New England, and Mortgage Corporation of the South.

     3. The name of the surviving corporation to this merger is BancBoston Mortgage Corporation.

     4. The total number of outstanding shares of common stock of Stockton, Whatley, Davin & Company is 10,000 shares, all of the same class. BancBoston Mortgage Corporation owns one hundred : percent of such shares.

     5. The total number of outstanding shares of common stock of BancBoston Mortgage Corporation of New England is 500 shares, all of the same class. BancBoston Mortgage Corporation owns one hundred percent of such shares.

     6. The total number of outstanding shares of common stock of Mortgage Corporation of the South is 2,000 shares, all of the same class. BancBoston Mortgage Corporation owns one hundred percent of such shares.

     7. The articles of incorporation of Mortgage Corporation of the South are on file in Jefferson County, Alabama.

     8. No changes in the Articles of Incorporation of the surviving corporation, BancBoston Mortgage Corporation, will be made.

     9. The Plan of Merger was unanimously adopted by the Board of Directors of BancBoston Mortgage Corporation on December 9, 1987, without a vote of the stockholders of BancBoston Mortgage Corporation, pursuant to Section 607.221(4), Florida Statutes.

     10. The Plan of Merger was unanimously adopted by the Board of Directors of Stockton, Whatley, Davin & Company on December 9, 1987, without a vote of the stockholders of Stockton, Whatley, Davin & Company, pursuant to Section 607.227(1), Florida Statutes.

     11. The Plan of Merger was unanimously adopted by the Board of Directors of BancBoston Mortgage Corporation of New England on December 9, 1987, without a vote of the stockholders of BancBoston Mortgage Corporation of New England, pursuant to Chapter 156B, Section 82(a), Massachusetts General Law.

     12. The Plan of Merger was unanimously adopted by the Board of Directors of Mortgage Corporation of the South on December 9, 1987, without a vote of the stockholders, pursuant to Section 10-2A-144, Code of Alabama.

     13. Pursuant to Section 607.227 of the Florida General Corporation Act, and
Section 10-2A-144(b), Code of Alabama, as holder of all outstanding shares of common stock of each of Stockton, Whatley, Davin & Company, BancBoston Mortgage Corporation of New England, and Mortgage Corporation of the South, BancBoston Mortgage Corporation has waived and does hereby waive the mailing of a copy of the Plan of Merger.

     14. The Plan of Merger will become effective on January 1, 1988, in the states of Florida and Massachusetts. With respect to the state of Alabama, the effective date is the date of the issuance of the certificate of merger, except that for accounting and internal purposes only, the effective date is January 1, 1988.

     15. The Plan of Merger provides for a cancellation of all of the issued and outstanding shares of common stock of BancBoston Mortgage Corporation of New England, Stockton, Whatley, Davin & Company, and Mortgage Corporation of the South on the effective date of the merger.

     16. BancBoston Mortgage Corporation agrees that it may be sued in the state of Massachusetts for any prior obligation of BancBoston Mortgage Corporation of New England and any obligation hereafter incurred by BancBoston Mortgage Corporation, so long as any liability remains outstanding against BancBoston Mortgage Corporation in the state of Massachusetts. BancBoston Mortgage Corporation irrevocably appoints the Massachusetts state secretary as its agent to accept service of process in any action for enforcement of any such obligation, including taxes.

     17. BancBoston Mortgage Corporation agrees that it may be served with process in the state of Alabama in any proceeding for the enforcement of any obligation of Mortgage Corporation of the South. BancBoston Mortgage Corporation irrevocably appoints the secretary of state of Alabama as its agent to accept service of process in any such proceeding.

     18. The undersigned, being respectively the President and the Secretary of BancBoston Mortgage Corporation, state under penalty of perjury that the Plan of Merger has been adopted by the directors of BancBoston Mortgage Corporation and that at the date of such adoption of the Plan of Merger, BancBoston Mortgage Corporation owned one hundred percent of the outstanding shares of common stock of each of Stockton, Whatley, Davin & Company, BancBoston Mortgage Corporation of New England, and Mortgage Corporation of the South.

                                        BANCBOSTON MORTGAGE CORPORATION


                                        By: /s/ Joe K. Pickett
                                           ------------------------------------
                                           Joe K. Pickett, President

                                        Attest:/s/ Thomas H. Fish
                                               --------------------------------
                                               Thomas H. Fish, Secretary

                                               (Corporate Seal)

                                               [BancBoston Mortgage Corporation
                                                Corporate Seal]

STATE OF FLORIDA
COUNTY OF DUVAL


     The foregoing instrument was acknowledged before me this 21st day of December, 1987, by Joe K. Pickett, and Thomas H. Fish, the President and Secretary, respectively, of BancBoston Mortgage Corporation, a Florida corporation, on behalf of said corporation.


                                        /s/????????????
                                        -------------------------------------
                                        Notary Public, State of Florida
                                        at Large

                                        My commission expires:_______

                            CERTIFICATE OF OWNERSHIP

                                       and

                               ARTICLES OF MERGER

                                       of

                           RIHT MORTGAGE CORPORATION

                                      and

                        RIHT MORTGAGE SERVICE CORPORATION

                                  with and into

                         BANCBOSTON MORTGAGE CORPORATION


     1. BancBoston Mortgage Corporation, a Florida corporation, RIHT Mortgage Corporation, a Delaware corporation and RIHT Mortgage Service Corporation, a Delaware corporation, the undersigned corporations, each being validly and legally formed under the laws of the respective states designated above, have adopted a Plan of Merger.

     2. The names of the constituent corporations are BancBoston Mortgage Corporation, having its principal place of business at 7301 Baymeadows Way, Jacksonville, Duval County, Florida 32216, RIHT Mortgage Corporation, having its principal place of business at 11121 Carmel Commons Boulevard, Charlotte, Mecklenburg County, North Carolina 28211, and with its principal place of business in Delaware 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and RIHT Mortgage Service Corporation, having its principal place of business at 11121 Carmel Commons Boulevard, Charlotte, Mecklenburg County, North

Carolina 28211, and with its principal place of business in Delaware at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3. The name of the surviving corporation to this merger is BancBoston Mortgage Corporation.

     4. The total number of outstanding shares of common stock of RIHT Mortgage Corporation is 100,000 shares, all being Class A Shares. BancBoston Mortgage Corporation owns one hundred percent (100%) of such shares. There are no Class B Shares outstanding.

     5. The total number of outstanding shares of common stock of RIHT Mortgage Service Corporation is 100,000 shares, all being Class A shares. BancBoston Mortgage Corporation owns one hundred percent (100%) of such shares. There are no Class B Shares outstanding.

     6. No changes in the Articles of Incorporation of the surviving corporation, BancBoston Mortgage Corporation, will be made.

     7. The Plan of Merger was unanimously approved and adopted by the Board of Directors of BancBoston Mortgage Corporation on April 26, 1988, without a vote of the stockholders of BancBoston Mortgage Corporation, pursuant to Section 607.227(1), Florida Statutes. A copy of the resolution adopting the Plan of Merger is attached hereto as Exhibit A and by this reference made a part hereof.

        8. The Plan of Merger was unanimously approved and adopted by the Board of Directors of RIHT Mortgage Corporation on June 1, 1988, without a vote of the stockholders of RIHT Mortgage Corporation, pursuant to Title 8, Section 253, Delaware Statutes.

        9. The Plan of Merger was unanimously approved and adopted by the Board of Directors of RIHT Mortgage Service Corporation on June 1, 1988, without a vote of the stockholders of RIHT Mortgage Service Corporation, pursuant to Title 8, Section 253, Delaware Statutes.

        10. Pursuant to Section 607.227 of the Florida General Corporation Act, and Section 253, Code of Delaware, as holder of all outstanding shares of common stock of each of RIHT Mortgage Corporation and RIHT Mortgage Service Corporation, BancBoston Mortgage Corporation has waived and does hereby waive the mailing of a copy of the Plan of Merger.

        11. The Plan of Merger will become effective on the date of filing of Articles of Merger with the Secretaries of State of the states of Delaware and Florida.

        12. The Plan of Merger provides for a cancellation of all of the issued and outstanding shares of common stock of RIHT Mortgage Corporation and RIHT Mortgage Service Corporation on the effective date of the merger.

        13. The Plan of Merger will be on file at the principal place of business of the surviving corporations, as set forth in paragraph 2 of these Articles. A copy of the Plan of Merger will be furnished by the surviving corporation to any stockholder of any constituent corporation, upon request without cost.

     14. BancBoston Mortgage Corporation agrees that it may be sued in the State of Delaware for any proceeding for enforcement of any obligation of RIHT Mortgage Corporation, as well as for enforcement of any obligation of BancBoston Mortgage Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 Delaware Statutes. BancBoston Mortgage Corporation irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or other proceedings for enforcement of any such obligation, including taxes, a copy of any such notice or process shall be mailed to BancBoston Mortgage Corporation, 7301 Baymeadows Way, Jacksonsville, Duval County, Florida 32216.

     15. BancBoston Mortgage Corporation agrees that it may be sued in the State of Delaware for any prior proceeding for enforcement of any obligation of RIHT Mortgage Service Corporation, as well as for enforcement of any obligation of BancBoston Mortgage Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 Delaware Statutes. BancBoston Mortgage Corporation irrevocably appoints the Delaware

Secretary of State as its agent to accept service of process in any such suit or other proceedings for enforcement of any such obligation, including taxes, a copy of any such notice or process shall be mailed to BancBoston Mortgage Corporation, 7301 Baymeadows Way, Jacksonville, Duval County, Florida 32216.

     16. The undersigned, being respectively the Executive Vice President and the Assistant Secretary of BancBoston Mortgage Corporation, state under penalty of perjury that the foregoing facts are true and correct.

                                BANCBOSTON MORTGAGE CORPORATION

                                By: /s/ Thomas H. Fish
                                    ------------------------
                                    Executive Vice President

                                Attest: /s/ J. Gregory Fagan
                                       ---------------------
                                       Assistant Secretary


                                         (Corporate Seal)

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK
          -------------------


     The foregoing instrument was acknowledged before me this 1st day of June, 1988, by Thomas H. Fish and J. Gregory Fagan, the Executive Vice President and Assistant Secretary, respectively, of BancBoston Mortgage Corporation, a Florida corporation, on behalf of said corporation.

                                        /s/ Douglas A. Bacon
                                        -------------------------------
                                        Notary Public, State and County
                                          aforesaid
                                        My commission expires: 6/29/90
                                                               --------

                                         (Notarial Seal)

                                   EXHIBIT A
                                   ---------

     WHEREAS, this Company's parent, the First National Bank of Boston, has advised this Company of its intent to acquire and thereafter transfer to this Company one hundred percent of the issued and outstanding shares of common stock of each of RIHT Mortgage Corporation ("RMC") and RIHT Mortgage Service Corporation ("RMSC");

     WHEREAS, the combination of this Company, RMC and RMSC would generate economies of scale and administrative efficiency which would enable all of said companies to operate and compete more effectively; and

     WHEREAS, there has been presented to this Board of Directors a proposed plan of merger (the "Plan") of RMC and RMSC with an into this Company.

     NOW, THEREFORE, BE IT RESOLVED, as follows:

     1. That the Plan providing for the merger of RMC and RMSC with and into this Company, on the terms and conditions set forth in the Plan, is approved and adopted, contingent upon this Company acquiring one hundred percent of the issued and outstanding shares of common stock of each of RMC and RMSC. A copy of said Plan is attached hereto and by this reference made a part of this resolution.

     2. That, following the acquisition of such shares, the appropriate officers of this Company are authorized to execute said Plan of Merger and thereafter, with the advice of legal counsel, are directed to take any and all actions, and to execute and file any and all documents, required in connection with the proposed merger including, but without limitation, the filing of articles of merger with the states of Florida and Delaware.

                         CERTIFICATE AS TO AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        BANCBOSTON MORTGAGE CORPORATION



     We, Hugh R. Harris and Robert J. Jacobs, certify that we are the President and Secretary, respectively, of BancBoston Mortgage Corporation, a Florida corporation. We further certify that the following resolution relating to the amendment of the Articles of Incorporation of the corporation was unanimously approved and adopted by the shareholder of the corporation by consent on April 16, 1996, and was unanimously approved and adopted by the directors of the corporation at a special meeting of the directors duly called and held on April 16, 1996:

     BE IT RESOLVED, that, effective May 1, 1996, Articles I of the Articles of Incorporation of this corporation is amended to read as follows:

Article I.

"The name of the corporation shall be HomeSide Lending, Inc."

     IN WITNESS WHEREOF, we have executed this certificate as President and Secretary, respectively, of BancBoston Mortgage Corporation, a Florida corporation, and have caused the same to be scaled with the corporate seal this 16th day of April, 1996



                /s/ Hugh R. Harris
                --------------------------------------------------------------
                Hugh R. Harris, President of BancBoston Mortgage Corporation



                /s/ Robert J. Jacobs
                --------------------------------------------------------------
                Robert J. Jacobs, Secretary of BancBoston Mortgage Corporation

State of Florida)
Country of Duval)

     IN HEREBY CERTIFY that on this day before me, an officer duly authorized in the State of County aforesaid to take acknowledgments, personally appeared Hugh
R. Harris and Robert J. Jacobs to me known to be the persons described in and who executed the foregoing certificates as President and Secretary, respectively, of BancBoston Mortgage Corporation, the corporation named therein, and personally acknowledged to and before me that they executed the same as the act and deed of said corporation.

     WITNESS my hand and official seal in said County and State this 16th day of April, 1996.

                 Julian M. Harden
                 ----------------------------------------------
                 Notary Public, State and County aforesaid
                 My commission expires:


                       (Notarial Seal)            [Julian M. Harden
                                                MY COMMISSION #CC 240268
                                                Expires: November 3, 1996
                                         Bonded Thru Notary Public Underwriters]

                        BANCBOSTON MORTGAGE CORPORATION
                                   RESOLUTION

                                 April 16, 1996


     The undersigned, being all of the Directors of BancBoston Mortgage Corporation, a Florida corporation, waive the requirements of notice of meeting and unanimously consent to the adoption by the Board of Directors of such corporation of the following resolution:

     WHEREAS, the Board of Directors of the corporation has determined that it is in the best interest of the corporation to amend its Articles of Incorporation and thereby change its name from BancBoston Mortgage Corporation to Homeside Lending, Inc. and has recommended this amendment to the sole Shareholder of the Corporation;

     BE IT RESOLVED, that effective May 1, 1996, Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                   Article I.

         "The name of the corporation shall be HomeSide Lending, Inc."

     IN WITNESS WHEREOF, the undersigned members of the Board of Directors of the corporation have set their hands this 16th day of April, 1996.



                                        /s/Joe K. Pickett
                                        -----------------------------------
                                        Joe K. Pickett

                                        /s/Hugh R. Harris
                                        -----------------------------------
                                        Hugh R. Harris

                                        /s/Robert J. Jacobs
                                        -----------------------------------
                                        Robert J. Jacobs

                            UNANIMOUS CONSENT OF THE
                              SOLE STOCKHOLDER OF
                        BANCBOSTON MORTGAGE CORPORATION


                                 APRIL 16, 1996

     The undersigned HomeSide, Inc., being the sole Shareholder of BancBoston Mortgage Corporation, a Florida corporation, hereby adopts the following resolution by unanimous consent, in lieu of a meeting of Shareholders:

          WHEREAS, the Board of Directors of BancBoston Mortgage Corporation has determined that it is in the best interest of BancBoston Mortgage Corporation to amend its Articles of Incorporation to change its name from BancBoston Mortgage Corporation to HomeSide Lending, Inc. and has recommended this amendment to the Shareholder;

          BE IT RESOLVED, that effective May 1, 1996, Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                                   Article I.

         "The name of the corporation shall be HomeSide Lending, Inc."

     IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent as of this 16th day of April, 1996.


                                     /s/Joe K. Pickett
                                     -----------------------------
                                     Joe K. Pickett, Chairman and
                                     Chief Executive Officer of HomeSide, Inc.

                          ARTICLES AND PLAN OF MERGER
                          ---------------------------

                                   MERGER OF
                 SWD, INC., STOCKTON, WHATLEY, DAVIN & COMPANY,
            BANCBOSTON MARKETING GROUP, INC., SWD MORTGAGE COMPANY,
             TIDESFALL PROPERTIES, INC., C & M SERVICES, INC., and
                       MORTGAGE CORPORATION OF THE SOUTH,
                                 with and into
                             HOMESIDE LENDING, INC.

     HomeSide Lending, Inc., a Florida corporation ("Parent"), SWD, Inc., a Florida corporation, Stockton, Whatley, Davin & Company, a Florida corporation, BancBoston Marketing Group, Inc., a Florida corporation, SWD Mortgage Company, a Florida corporation, Tidesfall Properties, Inc., a Florida corporation, C & M Services, Inc., a Florida corporation, and Mortgage Corporation of the South, an Alabama corporation (hereinafter referred to collectively as the "Subsidiaries"), hereby adopt the following Articles and Plan of Merger, for the purpose of merging the Subsidiaries with and into Parent.

                                   ARTICLE I

                        CORPORATIONS INVOLVED IN MERGER

                1. PARENT AND SURVIVING CORPORATION. HomeSide Lending, Inc., a Florida corporation, which shall be the surviving corporation.

                2. SUBSIDIARIES. The following wholly-owned subsidiaries of
Parent:

                   A. SWD, Inc., a Florida corporation;

                   B. Stockton, Whatley, Davin & Company, a Florida corporation;

                   C. BancBoston Marketing Group, Inc., a Florida corporation;

                   D. SWD Mortgage Company, a Florida corporation;

                   E. Tidesfall Properties, Inc., a Florida corporation;

          F. C & M Services, Inc., a Florida corporation; and

          G. Mortgage Corporation of the South, an Alabama corporation.

                                   ARTICLE II

                           APPROVAL OF PLAN OF MERGER

     The Plan of Merger was duly adopted and approved by the Board of Directors of Parent pursuant to Section 607.1104 of the Florida Business Corporation Act (the "Florida Act") and Section 10-2B-11.04 of the Alabama Business Corporation Act (the "Alabama Act") by Written consent of the Board of Directors dated May 9, 1996. Shareholder approval of the Plan of Merger is not required by the shareholders of Parent or by the shareholders of any of the Subsidiaries pursuant to Section 607.1104 of the Florida Act, and Section 10-2B-11.04 of the Alabama Act.

                                  ARTICLE III

                                 PLAN OF MERGER

     1. MERGER. At and as of the Effective Date (as defined below), subject to the terms of this Plan of Merger, the Subsidiaries will merge with and into Parent (the "Surviving Corporation"), whose name shall continue to be HomeSide Lending, Inc.

     2. EFFECTIVE DATE. The effective date of the merger shall be May 15, 1996 at 9:00 a.m.

     3. APPROVAL. The Plan of Merger has been approved by the directors of Parent in accordance with Section 607.1104 of the Florida Act, and Section 10-2B-11.04 of the Alabama Act by Written Consent of the Board of Directors dated May 9, 1996. Parent, which is the sole shareholder of each of the Subsidiaries, has waived the requirement of the mailing of the Plan of Merger.

     4. TRANSFER OF ASSETS. At and as of the Effective Date, the separate existence of each of the Subsidiaries shall cease (except to the extent expressly continued by the laws of the State of Florida or the State of Alabama), and all the property, rights, privileges, contracts and franchises of the Subsidiaries, of whatsoever nature and description, shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed.

     5. ASSUMPTION OF LIABILITIES. At and as of the Effective Date, the Surviving Corporation shall assume and be responsible for all of the liabilities and obligations of the Subsidiaries.

     6. ARTICLES OF INCORPORATION. The Articles of Incorporation of Parent, on the Effective Date, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation following the merger.

     7. BYLAWS. The Bylaws of Parent, on the Effective Date, shall remain and be the Bylaws of the Surviving Corporation following the merger.

     8. DIRECTORS AND OFFICERS. The directors and officers of Parent, on the Effective Date, shall continue to be the directors and officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their earlier removal, resignation, or death.

     9. CONVERSION OF SHARES. At and as of the Effective Date, each authorized and issued share of the common stock of each of the Subsidiaries, by virtue of the merger and without any action on the part of the holder thereof, shall be automatically cancelled, and no merger consideration shall be issued with respect thereto.

        10. NECESSARY INSTRUMENTS. At any time following the Effective Date, at the request of the officers of the Surviving Corporation, the officers of any of the Subsidiaries holding office immediately prior to the Effective Date of the Merger shall execute such confirmatory deeds, assignments or other like instruments as may be deemed necessary, appropriate, or helpful to the Surviving Corporation to evidence the transfer and vesting of property, rights and privileges from the Subsidiaries to the Surviving Corporation in connection with this merger.

        11. NECESSARY ACTS. To carry out this Plan of Merger, the President or any Vice President, and the Secretary or any Assistant Secretary, of each of the corporations, upon approval of this Plan of Merger, shall be vested with full authority to do and perform each and every act or thing necessary or proper to be done or performed to give effect to, and to consummate, this Plan of Merger.

        12. TERMINATION. At any time prior to the filing of these Articles and Plan of Merger with the Department of State of the State of Florida or with the Secretary of State of the State of Alabama, this Plan of Merger may be terminated by the Board of Directors of Parent. Upon termination as provided herein, this Plan of Merger shall be void and of no further effect, and there shall be no liability by reason of this Plan of Merger or the termination hereof on the part of Parent or Subsidiaries, or their directors, officers, employees, agents or shareholders.

                                  ARTICLE III

                 FILING OF ARTICLES OF INCORPORATION IN ALABAMA

        The Articles of Incorporation of Mortgage Corporation of the South, an Alabama corporation, are filed in Montgomery County, Alabama.

     IN WITNESS WHEREOF, the undersigned officers of Parent and Subsidiaries, respectively, have executed these Articles and Plan of Merger pursuant to the authority vested in them by the Board of Directors and shareholders, respectively, of each corporation.

                                   HOMESIDE LENDING, INC., a Florida corporation

                                   By: /s/ Hugh R. Harris
                                     -------------------------------------------
                                           Hugh R. Harris
                                           Its President


                                   SWD, INC., a Florida corporation

                                   By: /s/ Joe K. Pickett
                                     -------------------------------------------
                                           Joe K. Pickett
                                           Its President

                                  STOCKTON, WHATLEY, DAVIN & COMPANY,
                                  a Florida corporation

                                  By: /s/ Joe K. Pickett
                                    -------------------------------------------
                                          Joe K. Pickett
                                          Its President

                                   BANCBOSTON MARKETING GROUP, INC.,
                                   a Florida corporation


                                   By: /s/ Joe K. Pickett
                                     -------------------------------------------
                                           Joe K. Pickett
                                           Its President

                                     SWD MORTGAGE COMPANY, a Florida
                                     corporation


                                        By: /s/ Joe K. Pickett
                                            ---------------------------
                                            Joe K. Pickett
                                            Its President


                                     TIDESFALL PROPERTIES, INC., a Florida
                                     corporation


                                        By: /s/ Joe K. Pickett
                                            ---------------------------
                                            Joe K. Pickett
                                            Its President


                                     C & M SERVICES, INC., a Florida corporation


                                        By: /s/ Joe K. Pickett
                                            ---------------------------
                                            Joe K. Pickett
                                            Its President


                                     MORTGAGE CORPORATION OF THE SOUTH,
                                     an Alabama corporation


                                        By: /s/ Joe K. Pickett
                                            ---------------------------
                                            Joe K. Pickett
                                            Its President

STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this 9th day of May, 1996, by Hugh R. Harris, as President of HomeSide Lending, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced________________as identification and did not take an oath.

                                       /s/ Barbara L. Verderane
                                       ---------------------------------------
                                               Notary Public, State of Florida
                                       Printed Barbara L. Verderane
                                               -------------------------------

                                               My Commission expires:
                                                 Commission No.:
                                                [Notarial Seal]

STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this 9th day of May, 1996, by Joe K. Pickett, as President of SWD, Inc., a Florida corporation, Stockton, Whatley, Davin & Company, a Florida corporation, BancBoston Marketing Group, Inc., a Florida corporation, SWD Mortgage Company, a Florida Corporation, Tidesfall Properties, Inc., a Florida Corporation, C & M Services, Inc., a Florida Corporation, and Mortgage Corporation of the South, an Alabama corporation, on behalf of the corporations. He is personally known to me or has produced_____________ as identification and did not take an oath.

                                       /s/ Barbara L. Verderane
                                       ---------------------------------------
                                               Notary Public, State of Florida
                                       Printed Barbara L. Verderane
                                               -------------------------------

                                               My Commission expires:
                                                 Commission No.:
                                                [Notarial Seal]

                               ARTICLES OF MERGER

                                       OF

                          BANCPLUS MORTGAGE CORP. AND
                              LAFC MERGER COMPANY
                                 WITH AND INTO
                             HOMESIDE LENDING, INC.

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA") and Section 607.1105 of the Florida Business Corporation Act (the "FBCA"), the undersigned BancPLUS Mortgage Corp., a Texas corporation ("BMC"), LAFC Merger Company, a Florida Corporation, and HomeSide Lending, Inc., a Florida Corporation ("HomeSide" or the "Surviving Corporation"), adopt the following Articles of Merger for the purpose of effecting a merger (the "Merger") of BMC and LAFC with and into HomeSide in accordance with the provisions of Article 5.01 of the TBCA and Section 607.1101 of the FBCA:

     1. A Plan of Merger adopted in accordance with the provisions of Article
        5.03 of the TBCA and Section 607.1103 of the FBCA providing for the merger of BMC and LAFC with and into HomeSide, resulting in HomeSide being the surviving corporation, is attached hereto as Exhibit A and is hereby incorporated herein by reference (the "Plan of Merger").

     2. Approval by the shareholder of HomeSide is not required pursuant to
        Section 607.1103(7) of the FBCA.

     3. As to each of BMC and LAFC, the approval of whose shareholders is required, the number of outstanding shares of common stock are set forth below:

        Company                         Number of Shares Outstanding
        -------                         ----------------------------

         BMC                                       2,000
         LAFC                                      1,000

     4. As to each of BMC and LAFC, the approval of whose shareholders is required, the number of shares voted for and against the Plan of Merger, respectively, are set forth below:

                                Number of Shares         Number of Share
                                ----------------         ---------------
        Company                    Voted For              Voted Against
        -------                    ---------              -------------

        BMC                          2,000                     -0-
        LAFC                         1,000                     -0-

     5. The Plan of Merger was adopted by written consent of the sole shareholder of each of BMC and LAFC and by written consent of the Board of Directors of HomeSide on May 31, 1996.

     6. The Plan of Merger and the performance of its terms were duly authorized by all action required by the laws of the State of Florida and the constituent documents of LAFC and HomeSide with respect to LAFC and HomeSide and by the laws of the State of Texas and the constituent document of BMC with respect to BMC.

      IN WITNESS WHEREOF, the undersigned have, through their duly authorized representatives, executed these Articles of Merger on this 31st day of May, 1996.

                                        BANCPLUS MORTGAGE CORP.,
                                        a Texas corporation

                                        By: /s/ Francis G. Seabrook
                                            ------------------------------
                                            Francis G. Seabrook, President


                                        LAFC MERGER COMPANY,
                                        a Florida corporation


                                         By: /s/ Francis G. Seabrook
                                            ------------------------------
                                            Francis G. Seabrook, President


                                        HOMESIDE LENDING, INC.,
                                        a Florida corporation

                                        By: /s/ Hugh R. Harris
                                            ------------------------------
                                            Hugh R. Harris, President

                                  EXHIBIT A

                                PLAN OF MERGER

        This Plan of Merger, dated May 31, 1996, is to effect the merger of BancPLUS Mortgage Corp., a Texas corporation ("BMC"), and LAFC Merger Company, f/k/a Loan America Financial Corporation, a Florida corporation ("LAFC"), with and into HomeSide Lending, Inc., a Florida corporation ("HomeSide" or "the surviving corporation").

                                   RECITALS

        A. BMC is a Texas corporation which has 10,000 authorized shares of common stock, par value $100.00 per share, of which 2,000 shares are currently issued and outstanding. BMC's address is 9000 Southside Boulevard, Building 700, Jacksonville, Florida 32256, Attention: Karen S. Lugar.

        B. LAFC is a Florida corporation which has 75,000 authorized shares of common stock, par value $.10 per share, of which 1,000 shares are currently issued and outstanding. LAFC's address is 9000 Southside Boulevard, Building 700, Jacksonville, Florida 32256, Attention: Karen S. Lugar.

        C. HomeSide is a Florida corporation which has 10,000 authorized shares of common stock, par value $1.00 per share, of which 100 shares are currently issued and outstanding. HomeSide's address is 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention: Robert C. Jacobs.

        D. The Board of Directors of each of HomeSide, BMC and LAFC deem it desirable and in the best interests of the corporations and their respective shareholders that BMC and LAFC be merged with and into HomeSide.

        NOW, THEREFORE, BMC and LAFC shall be merged with and into HomeSide upon the following terms:

        1. MERGER. BMC and LAFC shall merge with and into HomeSide, with HomeSide surviving the merger, pursuant to the provisions of the Texas Business Corporation Act and the Florida Business Corporation Act (the "Merger").

        2. EFFECTIVE TIME AND DATE OF MERGER. The merger shall become effective upon the filing of the Articles of Merger with respect thereto with the States of Texas and Florida and the issuance of any Certificates of Merger, as necessary, in accordance with the respective laws of those states, which time and date are herein referred to as the "Effective Time."

        3. EFFECTS OF MERGER. At the Effective Time, the separate corporate existences of BMC and LAFC shall cease and HomeSide shall become the owner, without other transfer, of all the rights and property of BMC and LAFC, and HomeSide shall become subject to all the debts and liabilities of BMC and LAFC in the same manner as if HomeSide had itself incurred them.

     4. SURVIVING CORPORATION. HomeSide shall be the surviving corporation and shall be governed by the laws of the State of Florida. Its registered office and principal office shall be as such is currently reflected for HomeSide in the office of the Department of State of the State of Florida.

     5. ARTICLES OF INCORPORATION. The Articles of Incorporation of HomeSide as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the surviving corporation until the same shall be altered or amended.

     6. BYLAWS. The Bylaws of HomeSide, as in effect immediately prior to the Effective Time, shall be the Bylaws of the surviving corporation until the same shall be altered, amended, or repealed, or until new bylaws are adopted as provided therein.

     7. DIRECTORS. The directors of HomeSide immediately prior to the Effective Time shall constitute the board of directors of the surviving corporation.

     8. OFFICERS. The officers of HomeSide immediately prior to the Effective Time shall be the officers of the surviving corporation.

     9. Conversion of Shares.
        ---------------------

                a. Each share of HomeSide common stock, par value $1.00 share, that is issued and outstanding immediately prior to the Effective Time will continue to be one share of common stock, par value $1.00 per share, of the surviving corporation.

                b. Each share of BMC common stock, par value $100.00 per share, that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the merger and without any action on the part of the holders thereof, no longer be outstanding and shall be cancelled. No consideration of any kind will be given to the holder of BMC stock.

                c. Each share of each class of LAFC stock, par value $.10 per share, that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the merger and without any action on the part of the holders thereof, no longer be outstanding and shall be cancelled. No consideration of any kind will be given to the holder of LAFC stock.


     10. TERMINATION. The directors of any of HomeSide, BMC or LAFC may, in their discretion, abandon this merger without further action or approval of the shareholders of HomeSide, BMC or LAFC, as the case may be, at any time before the merger has been complete.


     12. EXTENDED MEANINGS. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

        IN WITNESS WHEREOF, HomeSide, BMC and LAFC, by and through their authorized representatives, have executed this Plan of Merger on the day first written above.


                                        HOMESIDE LENDING, INC., a Florida
                                         corporation

                                        By: /s/ Hugh R. Harris
                                            ------------------------------
                                            Hugh R. Harris, President


                                        BANCPLUS MORTGAGE CORP., a Texas
                                         corporation

                                        By: /s/ Francis G. Seabrook
                                            ------------------------------
                                            Francis G. Seabrook, President


                                        LAFC MERGER COMPANY, a Florida
                                         corporation


                                         By: /s/ Francis G. Seabrook
                                            ------------------------------
                                            Francis G. Seabrook, President




                                       3